Exhibit 10.1
Huntington Bancshares Incorporated 2024 Long-Term Incentive Plan

Article 1. Establishment, Effective Date, and Term
1.1 ESTABLISHMENT OF THE PLAN. Huntington Bancshares Incorporated, a Maryland corporation, has established this new long-term incentive compensation plan, subject to the approval of the Corporation’s shareholders, to permit the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Deferred Stock Units, and Long-Term Performance Awards and other incentive Awards. This new plan is called the “Huntington Bancshares Incorporated 2024 Long-Term Incentive Plan” (the “Plan”).
1.2 EFFECTIVE DATE. This Plan, if approved by the majority of votes cast by the Corporation’s shareholders at the 2024 annual meeting shall become effective on the date of approval by the shareholders at the 2024 annual meeting with respect to Awards granted on or after such date (the “Effective Date”). If so approved by the majority of votes cast by the Corporation’s shareholders, the Plan shall continue to serve as the successor to the Prior Plan; provided however, that all Awards under the Prior Plan and any other predecessor plan outstanding on the Effective Date shall continue in full force and effect in accordance with their terms, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of those Prior Plan or other predecessor plan Awards with respect to their acquisition of Shares thereunder. The Plan shall remain in effect as provided in Article 1.4 herein. No Awards will be made under the Plan unless shareholder approval is obtained. Instead, Awards will be granted under the terms of the Prior Plan.
1.3 OBJECTIVES OF THE PLAN. The objectives of the Plan are to help optimize the profitability and growth of the Corporation through stock-based incentives which are consistent with the Corporation’s objectives and which link the interests of Participants to those of the Corporation’s shareholders; to induce Participants to strive for the highest level of performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Corporation’s success and the creation of shareholder value and to allow Participants to share in the success of the Corporation.
1.4 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Article 1.2 herein, and shall remain in effect, subject to the right of the Board of Directors (“Board”), or a Committee delegated by the Board, to amend or terminate the Plan at any time pursuant to Article 18 herein. However, in no event may an Award be granted under the Plan on or after December 31, 2033.

Article 2. Definitions of Terms

As used in the Plan, the following words shall have the meanings stated after them, unless otherwise specifically provided. In the Plan, words used in the singular shall include the plural, and words used in the plural shall include the singular. The gender of words used in this Plan shall include whatever may be appropriate under any particular circumstances.

2.1 “AWARD” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Deferred Stock Units, Long-Term Performance Awards, or other incentive Awards described in Section 10.7 of the Plan.
2.2 “AWARD AGREEMENT” means a written or electronic statement or agreement prepared by the Corporation setting forth the terms and provisions applicable to Awards granted under this Plan.
2.3 “BENEFICIAL OWNER” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.4 “BOARD” OR “BOARD OF DIRECTORS” means the Board of Directors of Huntington Bancshares Incorporated.
2.5 “CAUSE” unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, shall be as defined in any employment agreement between the Corporation and a Participant; provided however, that if there is no such employment agreement, “Cause” means any of the following:
(a) The Participant shall have been charged with a felony or committed an intentional act of gross misconduct, moral turpitude, fraud, embezzlement, theft, dishonesty, misappropriation, or criminal conduct, and the Corporation shall have determined that such act is materially harmful to the Corporation;

(b) Any federal or state governmental or regulatory body having regulatory authority over the business of the Corporation (i) entered any order against the Participant, or (ii) ordered or directed the Corporation to terminate or suspend the Participant’s employment; or
(c) After being notified in writing by the Corporation to cease any particular activity, the Participant shall have continued such activity and the Corporation shall have determined that such act is materially harmful to the Corporation; or
(d) The Participant has acted during the course of (i) the Participant’s employment or (ii) the Participant’s separation of employment in a manner that the Corporation, as determined pursuant to its policies and procedures, this Plan, an Award Agreement, and/or any other written agreement between the Participant and the Corporation, has deemed not to be in the best interest of the Corporation and/or in furtherance of the colleague’s job responsibilities.

2.6 “CHANGE IN CONTROL” means, with respect to the Corporation, the occurrence of any of the following:
(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (“the Exchange Act”) as in effect as of the date of this Plan) becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then-outstanding securities entitled to vote generally in the election of directors (“voting securities”); provided, however, that, for purposes of this Section 2.6, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation of any of its Subsidiaries;
(b) Individuals who, as of the Effective Date, constitute the Board of Directors of the Corporation (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, any individual becoming a director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;
(c) The consummation of a merger, statutory share exchange, consolidation or similar corporate transaction involving the Corporation, other than any such transaction in which the voting securities of the Corporation immediately prior to the transaction continue to represent (either by remaining outstanding or being converted into securities of the “surviving entity,” which for purposes of this Agreement shall include the corporation or other entity resulting from such transaction and/or the corporation or other entity that, as a result of the transaction, owns the Corporation or all or substantially all of the Corporation’s assets, either directly or indirectly) more than 50% of the combined voting power of the Corporation or surviving entity resulting from such transaction immediately after the transaction with another entity;
(d) consummation of a sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Corporation which shall include, without limitation, the sale of assets or earning power aggregating more than 50% of the assets or earning power of the Corporation on a consolidated basis, other than any such transaction in which a majority of the voting securities of the surviving entity are, immediately following consummation of such transaction, beneficially owned by the individuals and entities that were the beneficial owners of the Corporation’s voting securities immediately prior to the transaction;
(e) The consummation of a liquidation or dissolution of the Corporation;
(f) The consummation of a reorganization, reverse stock split, or recapitalization of the Corporation which would result in any of the foregoing; or
(g) The consummation of a transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

Notwithstanding the foregoing, if the payment of any Award may be considered “deferred compensation” under Code Section 409A, and the payment of such Award is triggered by a Change in Control, the events described above shall not constitute a Change in Control unless they constitute a change in ownership or effective control of the Corporation, or a change in the ownership of a substantial portion of the assets of the Corporation, as described under Code Section 409A; or in the case of a liquidation or dissolution of the Corporation, such liquidation or dissolution complies with the procedures set forth in Treasury Regulation Section 1.409A-3(j)(4)(ix)(A).

2.7 “CODE” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
2.8 “COMMITTEE” means the Human Resources and Compensation Committee of the Board, as specified in Article 3 herein, or such other committee appointed by the Board to administer the Plan.
2.9 “CONSULTANT” means any consultant, agent, advisor, or independent contractor who renders services to the Corporation or one of its affiliates.
2.10 “CORPORATION” means Huntington Bancshares Incorporated, a Maryland corporation, together with any and all Subsidiaries, and any successor thereto as provided in Article 22 herein.
2.11 [reserved]
2.12 “DEFERRAL PERIOD” means the period of time during which a Deferred Stock Unit is subject to deferral limitations under Article 10 herein.

2.13 “DEFERRED STOCK UNIT” means an Award granted to a Participant pursuant to Article 10 herein of the right to receive Shares, or, if provided by the Committee, an alternative form of payment, at the end of a specified Deferral Period.
2.14 “DIRECTOR” means any individual who is a member of the Board of Directors of Huntington Bancshares Incorporated.
2.15 “DIRECTOR DEFERRED COMPENSATION PLAN” means the Huntington Bancshares Incorporated Director Deferred Compensation Plan, effective January 1, 2017, including any amendments thereto or any successor thereof.
2.16 “DISABILITY” or “DISABLED” unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, shall be as defined in any employment agreement between the Corporation and a Participant; provided however, that if there is no such employment agreement, “Disability” or “Disabled” shall be defined in the same manner as under the Corporation’s long-term disability plan.
2.17 “DODD-FRANK ACT” means the Dodd-Frank Wall Street Reform and Consumer Protection Act and any guidance thereunder.
2.18 “EFFECTIVE DATE” shall have the meaning ascribed to such term in Article 1.2 herein.
2.19 “EMPLOYEE” means any employee of the Corporation. Directors who are not employed by the Corporation shall not be considered Employees under this Plan.
2.20 “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.21 “EXECUTIVE DEFERRED COMPENSATION PLAN” means the Huntington Bancshares Incorporated Executive Deferred Compensation Plan, effective April 18, 2023, including any amendments thereto or any successor thereof.
2.22 “EXTRAORDINARY EVENTS” means, with respect to the Corporation, any of the following: (i) changes in tax law, generally accepted accounting principles or other such laws or provisions affecting reported financial results, including unforeseen and extraordinary changes in statutes and regulations that govern the Corporation and its industry; (ii) accruals or charges relating to reorganization and restructuring programs; (iii) special gains, losses, or other financial impact in connection with the mergers and acquisitions involving the Corporation or any of its significant subsidiaries, the purchase or sale of branches or significant portions of the Corporation or any of its significant subsidiaries, or the sale of securities and investments of the Corporation; (iv) write-downs or write-offs of assets, including intangible assets such as goodwill and mortgage servicing rights (MSR) and valuation adjustments related to the impact of hedging (including MSR hedging); (v) litigation or claim matters; (vi) expenses relating to unplanned regulatory actions; (vii) any other significant item as discussed in management’s discussion and analysis of financial condition and results of operation appearing or incorporated by reference in the annual report on Form 10-K filed with the Securities and Exchange Commission; (viii) gains and losses on the early repayment of debt; or (ix) any other unforeseen events or occurrences of a similar nature as set forth by the Committee.
2.23 “FAIR MARKET VALUE” shall be, on any given date, (1) the closing price at which the Shares were quoted on The Nasdaq Stock Market or such other established securities market on which the Shares are listed, or, if there were no reported sales of Shares on such date, then, unless otherwise required under Code Section 422, the business day immediately preceding such date; or (2) if the Shares are not listed for trading on a national exchange or if (1) above does not apply the price that the Committee in good faith determines through any reasonable valuation method that a Share might change hands between a willing buyer and a willing seller, neither being under compulsion to buy or to sell and both having reasonable knowledge of the relevant facts, consistent with the requirements of Code Section 409A. Notwithstanding the above, for purposes of broker-facilitated cashless exercises of Awards involving Shares under the Plan, “Fair Market Value” shall mean the real-time selling price of such Shares as reported by the broker facilitating such exercises.
2.24 “INCENTIVE STOCK OPTION” OR “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.
2.25 “INSIDER” shall mean any person subject to the reporting requirements of Section 16 of the Exchange Act.
2.26 “LONG-TERM PERFORMANCE AWARD” means an Award to a Participant pursuant to Article 11 herein.
2.27 “NONEMPLOYEE DIRECTOR” means an individual who is a member of the Board but who is not an Employee.
2.28 “NONQUALIFIED STOCK OPTION” OR “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.
2.29 “OPTION” means an Incentive Stock Option, or a Nonqualified Stock Option granted to a Participant pursuant to Article 6 herein.
2.30 “OPTION PRICE” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.31 “PARTICIPANT” means an Employee, Director, or Consultant, provided however, that Nonemployee Directors and Consultants may not be Participants in any ISO granted under the Plan.

2.32 “PERFORMANCE CYCLE” shall mean the period that is no less than one year designated by the Committee during which the performance objectives or goals must be met for Awards granted under the Plan.
2.33 “PERIOD OF RESTRICTION” means the period during which the transfer of Shares of Restricted Stock or Restricted Stock Units is limited in some way, which may be the achievement of performance objectives or the passage of time, or both, such that the Shares or RSUs are subject to a substantial risk of forfeiture. A restriction based on the passage of time, including a performance period for the measurement of performance-based restrictions, shall have a minimum one (1) year restriction period and shall not fully lapse until the date that is three (3) years after the date of grant except as otherwise may be provided in the Award Agreement for (a) Retirement, (b) involuntary terminations of employment without Cause, (c) death, or (d) Disability. Notwithstanding the foregoing, the Committee may provide for the grant of Awards with a time-based Period of Restriction shorter than mandated with respect to Awards representing no more than 5% of Shares available for grants (and subject to adjustment) under Article 4 of this Plan in such other circumstances that the Committee determines are in the best interests of the Corporation.
2.34 “PERSON” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as described in Section 13(d) thereof.
2.35 “PRIOR PLAN” shall mean the Huntington Bancshares Incorporated Amended and Restated 2018 Plan which originally became effective on the date of the 2021 annual meeting of the Corporation’s shareholders.
2.36 “QUALIFYING PERFORMANCE CRITERIA” means any one or more of the following performance criteria upon which the achievement of specific, pre-established, performance goals for each Participant are based as determined by the Committee in connection with the grant and certification of Awards:
(a) revenue and income measures (which include sales, revenues, net income, earnings per share, non-interest income to total revenue ratio, non-interest income growth, interest income, net operating profit, interest income, pretax pre-provision (pretax income on a tax equivalent basis adjusted for provision expense, security gains and losses, and amortization of intangibles), adjusted net income after capital charges, economic value added, and earnings before interest, taxes, depreciation and amortization;
(b) expense and efficiency measures (which include “efficiency ratio” (the ratio of total non-interest operating expenses (less amortization of intangibles) divided by total revenues (less net security gains)), net interest margin, gross margins, operating margins, net-income margins, non-interest expense, operating efficiencies);
(c) operating measures (which include productivity ratios, loan growth, deposit growth, customer profitability, and market share);
(d) return measures (which include return on average equity, tangible common equity or return on tangible common equity, return on average assets, return on capital (actual or targeted), share price, share price growth, and total shareholder return);
(e) credit quality measures (which include non-performing asset ratio, net charge-off ratio, and reserve coverage of non-performing loans);
(f) leverage measures (which include debt-to-equity ratio and net debt);
(g) risk measures (which include interest-sensitivity gap levels, regulatory compliance, satisfactory audit results, maintenance of required common equity levels (including common equity tier 1 levels), and financial ratings);
(h) achievement of balance sheet, income statement, or cash-flow statement objectives;
(i) achievement of strategic objectives, goals, or milestones (which include customer satisfaction and employee satisfaction survey results);
(j) technology or innovation goals or objectives;
(k) consummation of acquisitions, dispositions, projects, or other specific events or transactions;
(l) acquisition integration or disposition management goals or objectives;
(m) product, customer, or market-related objectives (including product revenues, revenue mix, product growth, customer growth, number or type of customer relationships, customer satisfaction, cross-selling goals, associate satisfaction, market share, and branding); and
(n) any other goals established by the Committee.

Qualifying Performance Criteria may be expressed in terms of (i) attaining a specified absolute level of the criteria, or (ii) a percentage increase or decrease in the criteria compared to a pre-established target, previous years’ results, or a designated market index or comparison group, all as determined by the Committee. Qualifying Performance Criteria also may be expressed in the form of a “multiplier” that may be a number or percentage that is to be multiplied by the amount otherwise payable under an Award in order to calculate the total amount payable under an Award. The value of such multiplier will be determined by satisfaction of performance goals related to the Qualifying Performance Criteria. The Qualifying Performance Criteria may be measured on an absolute basis or relative to an established target, to previous year or other comparable period or periods’ results, to a designated comparison group or groups, or to one or more designated external or internal indices or benchmarks, and may be applied either to the Corporation as a whole or to a business unit or subsidiary, in each case as determined by the Committee. Any specific metrics listed within the categories described above are intended to be illustrative and are not intended to be construed as limitations on the more general metrics. Qualifying Performance Criteria may be different for different Participants, as determined in the discretion of the Committee. The Committee may include or exclude Extraordinary Events or any other events or occurrences in establishing the performance goal based on the Qualifying Performance Criteria and may use any Extraordinary Event in determining whether the performance goal has been achieved.
2.37 “RESTRICTED STOCK” means an Award granted to a Participant pursuant to Article 7 herein.
2.38 “RESTRICTED STOCK UNIT” OR “RSU” means an Award granted to a Participant pursuant to Article 8 herein and which is settled (i) by the delivery of one (1) Share for each RSU, (ii) in cash in an amount equal to the Fair Market Value of one (1) Share for each RSU, or (iii) in a combination of cash and Shares, as determined by the Committee. The Award of an RSU represents the promise of the Corporation to deliver Shares, cash, or a combination thereof, as applicable, at the end of the Period of Restriction (or such later date as determined by the Committee) in accordance with and subject to the terms and conditions of the applicable Award Agreement, and is not intended to constitute a transfer of property within the meaning of Code Section 83(b).
2.39 “RETIREMENT” with respect to an Award shall have the meaning set forth in the Participant’s Award Agreement, unless it is otherwise defined in any other agreement between the Corporation and a Participant.
2.40 “SHARES” means the shares of common stock of the Corporation.
2.41 “SHARE NETTING” means a Participant’s ability to exercise an Option by directing the Corporation to deduct from Shares issuable upon exercise of the Option a number of Shares having an aggregate Fair Market Value equal to the sum of the aggregate Option Price therefor plus the amount of the Participant’s tax withholding calculated under Article 19 (if any), whereupon the Corporation shall issue to the Participant the net remaining number of Shares after such deductions.
2.42 “STOCK APPRECIATION RIGHT” OR “SAR” means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to Article 9 herein.
2.43 “SUBSIDIARY or “SUBSIDIARIES” means any corporation or other entity whose financial statements are consolidated with the Corporation, or any corporation or other entity that would otherwise satisfy the definition of “service recipient” under Code Section 409A. With respect to Incentive Stock Options, the term Subsidiary or Subsidiaries shall include only those entities that qualify under Code Section 424(f) as a “subsidiary corporation” of the Corporation.

Article 3. Administration

3.1 AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee, except as limited by law or by the Charter or Bylaws of the Corporation. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have full power to:
(a) select the Participants who shall participate in the Plan;
(b) determine the sizes and types of Awards;
(c) determine the terms and conditions of Awards (which need not be consistent among Participants) in a manner consistent with the Plan, including, without limitation, (i) the exercise or purchase price of Shares pursuant to any Award, (ii) the Fair Market Value of Shares or other property where applicable, (iii) the method of payment for Shares purchased pursuant to any Award, (iv) the method for satisfaction of any tax withholding obligation arising in connection with an Award, including the withholding or delivery of Shares, (v) the timing, terms and conditions of the exercisability or vesting of any Award or any Shares acquired pursuant thereto, including how such terms relate to a Change in Control, (vi) the time of the expiration of any Award, (vii) the effect of a Participant’s termination of service on any of the foregoing, and (viii) all other terms, conditions, and restrictions applicable to any Award or Shares acquired pursuant thereto consistent with the terms of the Plan;
(d) delegate authority to the Corporation’s Chief Executive Officer and to the Chief Human Resources Officer to grant Awards under the Plan to any Participant other than (i) an executive who is subject to Section 16 of the Exchange Act, (ii) anyone who is an Executive Leadership Team Member of the Corporation, or (iii) a Director.
(e) construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Participants;
(f) establish, amend, or waive rules and regulations for the Plan’s administration as they apply to Participants;
(g) require, whether or not provided for in the pertinent Award Agreement, of any Participant, the making of any representations or agreements that the Committee may deem necessary or advisable in order to comply with, or qualify for advantageous treatment under, applicable securities, tax, or other laws; and

(h) (subject to the provisions of Article 18 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.

The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the committee may delegate its authority as identified herein.
3.2 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Corporation, its shareholders, Employees, Participants, and their estates and beneficiaries.

Article 4. Shares Subject to The Plan and Maximum Awards

4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS AND MAXIMUM AWARDS. Subject to adjustment as provided in this Article 4 herein, the maximum aggregate number of Shares hereby reserved for issuance to Participants under the Plan shall be no more than the sum of (i) thirty-two million three hundred thousand (32,300,000), plus (ii) the number of Shares that are authorized, but not issued or subject to outstanding Awards under the Prior Plan as of the Effective Date. As of March 1, 2024, under the current authorization, there are approximately six million five hundred thousand (6,500,000) shares that were previously authorized and approved for issuance under the Prior Plan that are not subject to outstanding Awards and remain available for grant as Awards under the Prior Plan. These Shares that remain available under the Prior Plan are incorporated into this Plan and will be reduced by the full number of Shares covered by all Awards under this Plan. Accordingly, the total number of Shares available for Awards under this Plan is no more than thirty-eight million eight hundred thousand (38,800,000). The Shares issued under the Plan may be authorized and unissued Shares or Shares purchased on the open market.

The following rules shall apply to grants of Awards under the Plan:

(a) The maximum aggregate number of Shares which may be subject to (1) one or more Option Awards pursuant to Article 6, (2) one or more SAR Awards (whether settled in cash, Shares, or a combination thereof) pursuant to Article 9, or (3) any combination of Option Awards or SAR Awards to a Participant shall be ten million (10,000,000) Shares over any five (5) year period.
(b) The maximum aggregate cash Award or cash equivalent value of an Award of Shares at the date of grant that may be paid with respect to any specified Performance Cycle to a Participant pursuant to any Long-Term Performance Award pursuant to Article 11 shall be twelve million dollars ($12,000,000).
(c) The maximum aggregate cash equivalent value at the date of grant of (1) Awards of Restricted Stock pursuant to Article 7, (2) Awards of RSUs pursuant to Article 8 (whether settled in cash, Shares, or a combination thereof, whether vesting of the RSUs is time-based, performance-based, or a combination thereof), (3) Awards of Deferred Stock Units and other incentive Awards under Article 10, or (4) any combination thereof that may be awarded to a Participant for any calendar year shall be twelve million dollars ($12,000,000).
(d) Notwithstanding the foregoing, the maximum aggregate cash equivalent value at the date of grant of Awards granted to Nonemployee Directors during the term of this Plan shall be $10,000,000.
The limitations set forth above shall apply only with respect to Awards granted under this Plan, and limitations on awards granted under any other incentive plan maintained by the Corporation shall be governed solely by the terms of such other plan.
4.2 REDUCTION OF SHARES AND LAPSED AWARDS. The maximum number of Shares available for issuance under the Plan shall be reduced by the full number of Shares covered by any type of Award granted under the Plan, regardless of whether (1) any Shares are tendered in payment of any Option or SAR, (2) any such Option, SAR, or other Award covering Shares under the Plan ultimately is settled in cash or by delivery of Shares (either by Share Netting, an attestation process, or actual delivery), (3) Shares were used to satisfy the purchase price of an Award or to satisfy any tax withholdings, or (4) Shares were repurchased by the Company with Option or SAR proceeds. If, however, any Award granted under this Plan terminates, expires, is forfeited because any performance or time-based vesting requirements were not satisfied, or lapses for any reason, any Shares subject to such Award shall again be available for a grant of an Award under the Plan. For the avoidance of doubt, Awards payable and settled solely in cash shall not reduce the number of Shares available for Awards under the Plan.
4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event that any dividend (other than normal cash dividends) or other distribution (whether in the form of cash, Shares, other securities or other property), stock split or a combination or consolidation of the outstanding Shares is declared with respect to the Shares, the authorized number of Shares that may be delivered under the Plan and that may be subject to outstanding Awards set forth in

Article 4.1 shall be increased or decreased proportionately, and the Shares then subject to each Award shall be increased or decreased proportionately without any change in the aggregate purchase price or exercise price thereof.
In the event that Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Corporation or of another corporation, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Corporation, issuance of warrants or other rights to purchase Shares or other securities of the Corporation, or any other similar corporate transaction or event affects the Shares such than an equitable adjustment would be necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the authorized number of Shares that may be delivered under the Plan and that may be subject to outstanding Awards set forth in Article 4.1 shall be adjusted proportionately, and an equitable adjustment shall be made to each Share subject to an Award such that no dilution or enlargement of the benefits or potential benefits occurs. Each such Share then subject to each Award shall be adjusted to the number and class of shares into which each outstanding Share shall be so exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price for the Shares then subject to each Award.

Action by the Committee pursuant to this Article 4.3 may include adjustment to any or all of: (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards or be delivered under the Plan; (ii) the number and type of Shares (other securities or other property) subject to outstanding Awards; (iii) the purchase price or exercise price of a Share under any outstanding Award or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments the Committee determines to be equitable. Any adjustment of Options or SARs, however, shall be made in a manner to avoid being considered a modification within the meaning of Code Section 424(h)(3) and Code Section 409A.

Awards may be granted, in the discretion of the Committee, in substitution for similar awards held by individuals who become Employees, Nonemployee Directors, or Consultants as a result of (i) a merger, consolidation, or acquisition by the Corporation of another entity or (ii) the acquisition by the Corporation of substantially all of the assets of another entity. Unless otherwise required by applicable law or regulation, Shares granted through the assumption of or in substitution for outstanding awards granted by a company that is merged or consolidated with, or acquired by, the Corporation shall not be subject to the Share limitations of Article 4.1.

Article 5. Eligibility and Participation

5.1 ELIGIBILITY. Persons eligible to participate in this Plan include any Employee, Nonemployee Director, and Consultant, including any Employee who is a member of the Board.
5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Nonemployee Directors, and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.
No Option shall be granted to any Employee, Nonemployee Director, or Consultant if, upon the granting of such Option, the number of Shares then subject to all Options to purchase held by the Employee, Nonemployee Director, or Consultant, as the case may be, plus the Shares then owned by such Employee, Nonemployee Director, or Consultant would constitute more than ten (10%) of the total combined voting power of all classes of stock of the Corporation. For the purpose of the preceding sentence, an Employee, Nonemployee Director, or Consultant shall be deemed to own all Shares which are attributable to him or her under Code Section 424(d), including, without limiting the generality of the foregoing, shares owned by his or her brothers, sisters, spouse, ancestors, and lineal descendants.
The Committee may not grant ISOs under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the date of grant) of Shares with respect to which ISOs (under this and any other plan of the Corporation) are exercisable for the first time by such Employee during any calendar year to exceed one hundred thousand dollars ($100,000). Any excess shall be deemed a NQSO. No ISO shall be granted to a Nonemployee Director or Consultant.
If Shares acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the date of grant of such Incentive Stock Option or one year from the transfer of Shares to such Participant pursuant to the exercise of such Incentive Stock Option, or in any other disqualifying disposition within the meaning of Code Section 422, such Participant shall notify the Corporation in writing of the date and terms of such disposition and shall cooperate with the Corporation with respect to any tax withholding required or resulting from such disqualifying dispositions. A disqualifying disposition by a Participant shall not affect the status of any other Incentive Stock Option granted under the Plan as an Incentive Stock Option.
6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the date of grant, vesting restrictions, if any, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. Notwithstanding the foregoing, an Option shall have a minimum one (1) year vesting period and shall become fully vested no earlier than the date that is three (3) years after the date of grant of such Option, except as otherwise may be provided in the Award Agreement for (a) Retirement, (b) involuntary terminations of employment without Cause, (c) death, or (d) Disability. Notwithstanding the foregoing, the Committee may provide for the grant of Options with a time-based Period of Restriction shorter than mandated to the extent that the Shares underlying such Award and all other Awards granted under this Plan total no more than 5% of all Shares available for grants (subject to adjustment) under Article 4 of this Plan.
6.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be determined by the Committee but shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted; provided, however, that in the case of a 10% Share owner receiving an ISO, the exercise price of the ISO shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted. Further, for Options granted through the assumption of or in substitution for outstanding awards granted by a company that is merged or consolidated with, or acquired by, the Company, the Option Price shall be determined by the Committee in its sole discretion and, if applicable, consistent with Code Section 409A or 424(a).
6.4 DURATION OF OPTIONS. Each Option granted to an Employee, Nonemployee Director, or Consultant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable on or later than the tenth (10th) anniversary date of its grant.

6.5 EXERCISE OF OPTIONS.

(a) General. Except as otherwise provided in this Plan, Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine, which need not be the same for each grant or for each Participant. Options granted under this Article 6 shall be exercised by the delivery to the Corporation of written or other notice acceptable to the Corporation setting forth the number of Shares with respect to which the Option is to be exercised. The Committee also may provide, in an Award Agreement or otherwise, that if a Participant has not exercised an Option the day before the Option would expire, and the Fair Market Value of the Shares underlying such Option exceeds the Option Price, such Option shall be automatically exercised immediately before it would otherwise expire.
(b) Method of Exercise. The Option Price upon exercise of any Option shall be payable to the Corporation in full either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares, including by attestation, having an aggregate Fair Market Value equal to the total Option Price; (c) pursuant to a Share Netting arrangement; (d) by a combination of (a), (b), and (c); (e) subject to applicable securities laws and restrictions, through a broker-facilitated cashless exercise procedure acceptable to the Committee, or (f) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.
6.6 EXERCISE UPON TERMINATION OF EMPLOYMENT. Except as otherwise provided in this Plan or as otherwise provided in the Award Agreement or by the Committee, in the event that the employment of a Participant is terminated for any reason other than death, Disability, or Retirement, the rights under each then outstanding unvested Option granted to the Participant pursuant to the Plan shall be forfeited and any vested Option shall terminate upon the earlier of (1) the expiration of such Option, or (2) sixty (60) days after the Participant’s termination of employment, unless such termination of employment was for Cause.
In the event that the employment of a Participant is terminated by reason of Retirement, each then outstanding Option of such Participant shall continue to be exercisable at such times and be subject to such restrictions and conditions, including expiration, as set forth in the applicable Award Agreement. Notwithstanding any other provision in the Plan to the contrary, in the event of the Retirement of a Participant, each then outstanding vested ISO not exercised within three (3) months of termination of employment shall automatically convert to an NQSO.
In the event that the employment of a Participant is terminated by reason of death or Disability, all such Participant’s then outstanding Options shall become exercisable in full, and the Participant or (in the case of a Participant’s death) the executor or administrator of such Participant’s estate or a person or persons who have acquired the Options directly from such Participant by bequest, inheritance, or by reason of written designation as a beneficiary on a form proscribed by the Corporation, shall have until the earlier of (i) the expiration dates of such Options or (ii) thirteen (13) months after the Participant’s date of death or Disability, to exercise such Options. Notwithstanding any other provision in the Plan to the contrary, in the event of the Disability of a Participant, each then outstanding vested ISO not exercised within twelve (12) months of termination of employment shall automatically convert to an NQSO.

Notwithstanding any provision of the Plan to the contrary, if a Participant’s employment is terminated for Cause, the rights under each then outstanding Option granted to the Participant pursuant to the Plan shall immediately terminate, regardless of whether the Participant otherwise would have qualified for Disability or Retirement.
In addition to the foregoing, the Committee may include such provisions in the Award Agreement entered into with each Participant as it deems advisable (which may be more restrictive than described above), which provisions need not be uniform among all Options issued pursuant to this Article 6, and which may reflect distinctions based on the reasons for termination of employment.
6.7 EXERCISE UPON TERMINATION OF DIRECTORSHIP OR CONSULTANCY. Except as otherwise provided in this Plan, if a Participant’s status as a Nonemployee Director or Consultant ceases for any reason other than Retirement or death, any outstanding NQSO granted to such Participant under the Plan shall terminate thirteen (13) months after the termination of such Participant’s status as a Nonemployee Director or Consultant, as the case may be; provided, however, that no Option shall be exercisable after its expiration date.
If a Participant’s status as a Nonemployee Director or Consultant ceases by reason of Retirement, then all such Participant’s outstanding Options shall become exercisable in full, and such Participant may exercise such Options until their expiration date.
If a Participant’s status as a Nonemployee Director or Consultant ceases by reason of death, or a Participant who was a Nonemployee Director or Consultant dies after Retirement, all such Participant’s then outstanding Options shall become exercisable in full, and the executor or administrator of such Participant’s estate or a person or persons who have acquired the Options directly from such Participant by bequest, inheritance, or by reason of written designation as a beneficiary on a form proscribed by the Corporation, shall have until the expiration dates of such Options or thirteen (13) months after the Participant’s date of death, whichever first occurs, to exercise such Options.
6.8 RESTRICTIONS ON SHARE TRANSFERABILITY. In addition to the foregoing, the Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
6.9 DIVIDENDS AND OTHER DISTRIBUTIONS. Participants shall not be entitled to dividends or dividend equivalents with respect to an Option.
6.10 NON-TRANSFERABILITY OF OPTIONS. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 7. Restricted Stock

7.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.
7.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.
7.3 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Corporation-wide, business unit, and/or individual), Qualifying Performance Criteria, a Performance Cycle, time-based restrictions, and/or restrictions under applicable federal or state securities laws. Notwithstanding the foregoing, the Period of Restriction under any Restricted Stock Agreement shall have a minimum one (1) year period of restriction and may not fully lapse until the date that is three (3) years after the date of grant of such Restricted Stock, except as otherwise may be provided in the Award Agreement for (a) Retirement, (b) involuntary terminations of employment without Cause, (c) death, or (d) Disability. Notwithstanding the foregoing, the Committee may provide for the grant of Restricted Stock with a time-based Period of Restriction shorter than mandated to the extent that the Shares underlying such Award and all other Awards granted under this Plan total no more than 5% of all Shares available for grants (subject to adjustment) under Article 4 of this Plan.
The Corporation shall either retain the certificates representing Shares of Restricted Stock in the Corporation’s possession or shall hold the Shares of Restricted Stock electronically with its transfer agent in the name of applicable Participants and for the benefit of applicable Participants until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.
Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

7.4 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.
7.5 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may, at the discretion of the Committee, be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends shall not be paid currently and instead shall either be accrued as contingent cash obligations or be converted into additional Shares of Restricted Stock subject to the same vesting conditions as the original grant and upon such terms as the Committee establishes. For the avoidance of doubt, such dividend equivalents shall not be paid unless and until the Shares underlying such Awards vest.
7.6 NONTRANSFERABILITY. During any Period(s) of Restriction, the Participant shall have no right to transfer any rights with respect to its Award of Shares of Restricted Stock.

Article 8. Restricted Stock Units

8.1 GRANT OF RSUs. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant RSUs to Participants in such amounts as the Committee shall determine.
8.2 AWARD AGREEMENT. Each RSU shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of RSUs granted, the form of payment of the RSU, and such other provisions as the Committee shall determine.
8.3 OTHER RESTRICTIONS. The Committee shall impose such other conditions and/or restrictions on any RSUs granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each RSU, restrictions based upon the achievement of specific performance objectives (Corporation-wide, business unit, and/or individual), Qualifying Performance Criteria, a Performance Cycle, time-based restrictions, and/or restrictions under applicable federal or state securities laws. Notwithstanding the foregoing, the Period of Restriction under any Restricted Stock Unit Award Agreement shall have a minimum one (1) year period of restriction and may not fully lapse until the date that is three (3) years after the date of grant of such RSU, except as otherwise may be provided in the Award Agreement for (a) Retirement, (b) involuntary terminations of employment without Cause, (c) death, or (d) Disability. Notwithstanding the foregoing, the Committee may provide for the grant of RSUs with a time-based Period of Restriction shorter than mandated to the extent that the Shares underlying such Award and all other Awards granted under this Plan total no more than 5% of all Shares available for grants (subject to adjustment) under Article 4 of this Plan.
8.4 VOTING RIGHTS. Prior to the distribution of Shares (if any) under an RSU, Participants holding RSUs may not exercise any voting rights with respect to such RSUs.
8.5 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, unless otherwise determined by the Committee in its discretion, Participants holding RSUs shall not be entitled to any dividends or dividend equivalents with respect to such RSUs. Notwithstanding the foregoing, if dividend equivalents are awarded with respect to any RSUs, such dividend equivalents may not be paid currently and instead shall either be accrued as contingent cash obligations or be converted into RSUs subject to the same performance-based conditions as the original grant and upon such other terms as the Committee establishes. For the avoidance of doubt, such dividend equivalents shall not be paid unless and until the Shares underlying such Awards vest.
8.6 NONTRANSFERABILITY. During any Period(s) of Restriction, the Participant shall have no right to transfer any rights with respect to his or her Award of RSUs.

Article 9. Stock Appreciation Rights

9.1 GRANT OF SARs. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to Participants in such amounts as the Committee shall determine. A SAR shall represent a right to receive a payment in cash, Shares, or a combination thereof, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over an amount (the “SAR exercise price”) which shall be no less than the Fair Market Value on the date the SAR was granted (or the Option Price for SARs granted in tandem with an Option), as set forth in the applicable Award Agreement.
9.2 AWARD AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the SAR exercise price, the duration of the SAR, the number of Shares to which the SAR pertains, whether the SAR is granted in tandem with the grant of an Option or is freestanding, the form of payment of the SAR upon exercise, and such other provisions as the Committee shall determine. SARs granted under this Article 9 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant. Notwithstanding the foregoing, a SAR shall have a minimum of one (1) year vesting period and shall not fully vest until the date that is three (3) years after the date of grant of such SAR, except as otherwise may be provided in the Award Agreement for (a) Retirement, (b) involuntary terminations of employment without Cause, (c) death, or (d) Disability. Notwithstanding the foregoing, the Committee may provide for the grant of SARs with a time-based Period of Restriction shorter than mandated to the extent that the Shares underlying such Award and all other Awards granted under this Plan total no more than 5% of all Shares available for grants (subject to adjustment) under Article 4 of this Plan.
9.3 DURATION OF SAR. Each SAR granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable on or later than the tenth (10th) anniversary date of its grant.
9.4 EXERCISE. SARs shall be exercised by the delivery to the Corporation of written or other notice of exercise acceptable to the Corporation, setting forth the number of Shares with respect to which the SAR is to be exercised. The date of exercise of the SAR shall be the date on which the Corporation shall have received notice from the Participant of the exercise of such SAR. SARs granted in tandem with the grant of an Option may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. SARs granted in tandem with the grant of an Option may be exercised only with respect to the shares for which its related Option is then exercisable.
With respect to SARs granted in tandem with an ISO, (a) such SAR will expire no later than the expiration of the underlying ISO, (b) the value of the payout with respect to such SAR may be for no more than 100% of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time such SAR is exercised, and (c) such SAR may be exercised only when the Fair Market Value of the Shares subject to the underlying ISO exceeds the Option Price of the ISO.
SARs granted independently from the grant of an Option may be exercised upon the terms and conditions contained in the applicable Award Agreement. In the event the SAR shall be payable in Shares, a certificate for the Shares acquired upon exercise of an SAR shall be issued in the name of the Participant, or the Corporation shall transfer the Shares electronically from its transfer agent to the Participant, as soon as practicable following receipt of notice of exercise. No fractional Shares will be issuable upon exercise of the SAR and, unless provided in the applicable Award Agreement or otherwise determined by the Committee, the Participant will receive cash in lieu of fractional Shares.
9.5 EXERCISE UPON TERMINATION OF EMPLOYMENT OR SERVICE. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise a SAR following termination of the Participant’s employment or service with the Corporation. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into the Participants, need not be uniform among all SARs issued pursuant to this Article 9, and may reflect distinctions based on the reasons for termination of employment or service.
9.6 DIVIDENDS AND OTHER DISTRIBUTIONS: Participants shall not be entitled to dividends or dividends equivalent with respect to SARs.
9.7 NON-TRANSFERABILITY. Unless otherwise determined by the Committee in its discretion, no SAR granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, SARs granted in tandem with an ISO granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant.

Article 10. Deferred Stock Units and Other Incentive Awards

10.1 GRANT OF DEFERRED STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee may authorize the grant or sale of Deferred Stock Units to Participants in such amounts the Committee shall determine. Each such grant or sale shall constitute the agreement by the Corporation to deliver Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify. Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value of the Shares at the date of grant.
10.2 AWARD AGREEMENT. Each grant or sale of Deferred Stock Units shall be evidenced by an Award Agreement, which shall specify the form of payment of the Award and contain such terms and provisions, consistent with this Plan, as the Committee may approve.
10.3 DEFERRAL PERIOD. Each such grant or sale shall be subject, except (if the Committee shall so determine) in the event of a Change in Control or other similar transaction or event, to a Deferral Period of not less than one (1) year, as determined by the Committee at the date of grant.
10.4 VOTING RIGHTS. During the Deferral Period, the Participant shall have no rights of ownership in the Shares of Deferred Stock Units and shall have no right to vote them.
10.5 DIVIDENDS. During the Deferral Period (or Period of Restriction for any other incentive Award described in Section 10.7), the Committee may, at or after the date of grant, authorize payment of dividend equivalents on any Shares underlying Deferred Stock Units or other incentive Awards described in Section 10.7. If dividend equivalents are awarded with respect to any Deferred Stock Units or other incentive Awards, such dividend equivalents shall not be paid currently and instead shall either be accrued as contingent cash obligations or be converted into Shares of performance-based Deferred Stock Units or other incentive Awards subject to the same performance-based conditions as the original grant and upon such other terms as the Committee establishes. For the avoidance of doubt, such dividend equivalents shall not be paid unless and until the Shares underlying such Awards vest.
10.6 NON-TRANSFERABILITY. During the Deferral Period, no Shares underlying Deferred Stock Units may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
10.7 OTHER INCENTIVE AWARDS. The Committee may from time to time grant other incentive Awards, including Shares and other Awards under the Plan that are valued in whole or in part by reference to, or are otherwise based upon the Fair Market Value of Shares and are payable in cash, Shares, or a combination of cash and Shares. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. Accordingly, the Period of Restriction under any such other incentive Award Agreement shall have a minimum one (1) year period of restriction and may not fully lapse until the date that is three (3) years after the date of grant of such Award, except as otherwise may be provided in the Award Agreement for (a) Retirement, (b) involuntary terminations of employment without Cause, (c) death, or (d) Disability. Notwithstanding the foregoing, the Committee may provide for the grant of other incentive Awards with a time-based Period of Restriction shorter than mandated to the extent that the Shares underlying such Award and all other Awards granted under this Plan total no more than 5% of all Shares available for grants (subject to adjustment) under Article 4 of this Plan. If any dividend equivalents are granted with respect to other incentive Awards, they will be paid in the manner described under Section 10.5 of this Plan.

Article 11. Long-Term Performance Awards

11.1 LONG-TERM PERFORMANCE AWARDS. Subject to the terms and provisions of the Plan, a Participant shall have the opportunity to receive an Award of cash, Shares, or a combination thereof, in such amounts and upon such terms and at such times as determined by the Committee in its sole discretion.
11.2 TERMS OF LONG-TERM PERFORMANCE AWARDS. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number of Shares and/or value of Long-Term Performance Awards that will be paid to the Participant. The Committee shall establish the Performance Cycle for each Long-Term Performance Award (which shall be no less than one year) and shall impose such other conditions and/or restrictions on any Long-Term Performance Awards as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance objectives (Corporation-wide, business unit, and/or individual), Qualifying Performance Criteria, time-based restrictions, and/or restrictions under applicable federal or state securities laws.
11.3 EARNING OF LONG-TERM PERFORMANCE AWARDS. Subject to the terms of this Plan and Article 11, after the applicable Performance Cycle has ended, the Participant shall be entitled to receive a payment of the number of Shares and/or cash earned by the Participant over the applicable Performance Cycle. Notwithstanding the satisfaction of the performance objectives, except in the case of a Change in Control, the Committee has the discretion to reduce or eliminate a Long-Term Performance Award that would otherwise be paid to any Participant based on the Committee’s evaluation of Extraordinary Events or other factors.
11.4 FORM AND TIMING OF PAYMENT OF LONG-TERM PERFORMANCE AWARDS. Payment of Long-Term Performance Awards shall be made as soon as practical following the close of the applicable Performance Cycle in a manner designated by the Committee, in its sole discretion. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay Long-Term Performance Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the Long-Term Performance Awards at the close of the applicable Performance Cycle. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.
11.5 REQUIREMENT OF EMPLOYMENT. Except as otherwise provided in this Plan and as specified in Article 17, a Participant must remain in the employment of the Corporation until the payment of a Long-Term Performance Award in order to be entitled to payment; provided, however, that the Committee may, in its sole discretion, provide for a partial or full payment in the event the Participant is not so employed.
11.6 DIVIDEND EQUIVALENTS. For any Performance Cycle, the Committee may authorize payment of dividend equivalents on any Shares underlying Performance Awards. Such dividend equivalents may not be paid currently and instead shall either be accrued as contingent cash obligations or be converted into Shares subject to the same performance-based conditions as the original grant of Performance Awards and upon such other terms as the Committee establishes. For the avoidance of doubt, such dividend equivalents shall not be paid unless and until the Awards vest. Notwithstanding anything herein to the contrary, no dividend equivalents may be paid on any Shares underlying Performance Awards that failed to vest or that have been forfeited by the Participant.

11.7 NON-TRANSFERABILITY. A Long-Term Performance Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 12. Establishment and Certification of Awards

12.1 ESTABLISHMENT OF QUALIFYING PERFORMANCE CRITERIA. At such time deemed appropriate by the reasonable estimation of the Committee, the Committee shall, in its sole discretion, for each such Performance Cycle, determine and establish in writing one or more performance goals based on one or more Qualifying Performance Criteria applicable to the Performance Cycle for each Participant. The Committee may establish any number of differing Performance Cycles, performance goals, Qualifying Performance Criteria, and Awards for Participants running concurrently, in whole or in part.
12.2 CERTIFICATION OF ACHIEVEMENT OF QUALIFYING PERFORMANCE CRITERIA AND AMOUNT OF AWARDS. After the end of each Performance Cycle, or such earlier date if the Qualifying Performance Criteria are achieved, the Committee shall certify in writing, prior to the payment of any Award to a Participant, that the performance goal based on the Qualifying Performance Criteria for the Performance Cycle and all other material terms of the Plan were satisfied. This certification will include certification of the multiplier to be applied to the amount otherwise payable under an Award to determine the number of Shares or amount of cash to be paid to a Participant under an Award.
12.3 MAXIMUM AWARD TO PARTICIPANTS. The maximum aggregate number of Shares that may be subject to an Award and the maximum amount of compensation (whether represented by Shares, cash, or a combination thereof) that may be payable to a Participant shall be governed by Article 4 of this Plan.
12.4 TAX AND SECURITY LAWS. In the event that applicable tax and securities laws change to permit the Committee discretion to alter any terms of the Plan without obtaining shareholder approval of such changes, the Committee shall have the sole discretion to make such changes without obtaining shareholder approval.

Article 13. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Corporation, and will be effective only when filed by the Participant in writing with the Corporation during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s brokerage account established for the Participant under this Plan. If the Participant designated a beneficiary for the brokerage account, benefits will be distributed to such beneficiary. Otherwise, benefits will be distributed in accordance with the beneficiary procedures under the brokerage account.

Article 14. Deferrals

14.1 PARTICIPANT-INITIATED DEFERRALS. Unless otherwise provided by the Committee, a Participant may elect to defer payment of the Participant’s Award under the Plan if deferral of an Award under the Plan is permitted pursuant to the terms of the Executive Deferred Compensation Plan or the Director Deferred Compensation Plan, as applicable, and the deferral complies with the terms of the Executive Deferred Compensation Plan and Director Deferred Compensation Plan, as applicable, and is completed under a procedure that is intended to comply with Code Section 409A and any guidance thereunder.

14.2 COMMITTEE-INITIATED DEFERRALS. Notwithstanding any provision of the Plan to the contrary, any payment due under this Plan to an “Executive Officer” under the Dodd-Frank Act shall not be made until such period specified under the Dodd-Frank Act, if applicable. If during this deferral period, (1) the Corporation experiences a financial loss or (2) the Committee learns of inappropriate risk-taking activities by the Participant, the Committee will reduce the amount of the payment otherwise due to the Participant, in accordance with the procedures set forth in the Dodd-Frank Act. In addition, except in the situation of a Change in Control, the Committee may defer payment of an Award for such period as the Committee may determine. Any such deferrals of payment and potential future reductions of payment under this paragraph shall be made in compliance with the Executive Deferred Compensation Plan or the Director Deferred Compensation Plan, as applicable, all applicable federal and state banking regulations, including the Dodd Frank Act, and in a manner that is intended to comply with Code Section 409A and any guidance thereunder.

Article 15. Discretion to Reduce Awards and Delay Payment

Except as specifically provided in this Plan or an Award Agreement, the Committee has no discretion to reduce or eliminate an Award settled in Shares that would otherwise be paid to any Participant. Notwithstanding any provision of this Plan to the contrary, except in the event of a Change in Control, the Committee has the discretion to reduce or eliminate an Award settled in cash that would otherwise be paid to any Participant based on the Committee’s evaluation of Extraordinary Events or other factors described in Article 20. Also notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may delay making payment to a Participant of Shares or cash with respect to an Award, if the Committee reasonably believes that the making of the payment violates federal securities laws. In such circumstances, the payment will be made at the earliest date at which the Committee believes that the making of the payment will not cause the securities law violation. Additionally, if the Committee reasonably believes that the exercise of an Option would violate any applicable laws, government regulations, requirements of any securities exchange on which the Corporation’s Shares are traded, or any insider trading policy of the Corporation, the Committee, in its sole discretion, may prohibit any Participant from exercising an Option for such period of time that the Committee considers necessary to avoid such violation.

Article 16. Effect of Change in Control

Except as otherwise provided in the Plan, any Award Agreement granted hereunder, or any employment agreement between the Corporation and a Participant, upon a Change in Control all outstanding Awards which are subject to a Period of Restriction or are not fully vested shall become fully exercisable and all restrictions thereon shall terminate if:

(a) within 12 months after a Change in Control of the Corporation occurs, the Participant’s service has been terminated by the Corporation (provided that such termination is for a reason other than for Cause); or
(b) (1) the Corporation previously terminated the Participant’s service without Cause during the 12-month period before the Change in Control was consummated but after a third party or the Corporation had taken steps reasonably calculated to effect a Change in Control, and (2) it is reasonably demonstrated by the Participant that such termination of service was in connection with or in anticipation of a Change in Control.

Notwithstanding the foregoing, the Committee may determine and provide through an Award Agreement, or other means, the treatment of partially completed Performance Cycles (if any) for any Awards outstanding upon a Change in Control. Further, the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the cancellation of any Option or SAR for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Shares covered thereby had such Option or SAR been currently exercisable, but only upon prior approval of the Corporation’s shareholders of such action; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iii) cause any such Award then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

Article 17. Rights of Employees

17.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant’s employment at any time, with or without Cause, nor confer upon any Participant any right to continue in the employ of the Corporation.
17.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 18. Amendment, Modification, Extension, Renewal, and Termination

Subject to the requirements of Code Section 409A, Code Section 424, and the Plan, the Committee may modify, extend, or renew outstanding Awards, or accept the surrender of outstanding Awards (to the extent not previously exercised and to the extent such surrender does not require shareholder approval as described below) granted under the Plan and authorize the granting of new Awards under the Plan in substitution of such Awards, and the modified, extended, renewed, or substituted Awards may have any provisions that are authorized by the Plan. The Board or Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding any provision to the contrary, however, the Committee shall not have the authority to, without shareholder approval, (1) change the limits set forth in Article 4.1, (2) change the minimum Option Price, (3) change eligible Participants to receive Awards, (4) reprice or alter the Option Price of any Option or exercise price of any SAR, previously awarded to any Participant, whether through amendment, exchange, cancellation and replacement grant, taking any action that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, or any other means, (5) buy out or cancel an existing Option or SAR (or accept the surrender thereof) in exchange for an amount of cash or Shares when the Fair Market Value of the Shares covered by the Option or SAR is less than the Option Price or exercise price of the SAR, or (6) permit the purchase of Shares subject to any unvested Option or SAR or waive the vesting requirement of any unvested Award except as a result of (a) a Change in Control, (b) the death of a Participant, or (c) a Participant’s separation from service with the Corporation as defined in accordance with Code Section 409A) due to Retirement or involuntary termination without Cause. Notwithstanding any provision of the Plan to the contrary, if the Committee determines that any Award may or does not comply with Code Section 409A, the Corporation may amend the Plan and the affected Award Agreement, or take any other action, without the Participant’s consent, that the Committee believes necessary or appropriate to (1) exempt the Plan and any Award from the application of Code Section 409A, or (2) comply with the requirements of Code Section 409A.

Article 19. Withholding

19.1 TAX WITHHOLDING. The Corporation shall have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
19.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, RSUs, SARs, or Deferred Stock Units, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the tax withholding requirement, in whole or in part, by (i) having the Corporation withhold Shares having a Fair Market Value on the date the tax is to be determined in an amount that does not exceed the maximum individual statutory tax rate in a given jurisdiction, or such other amount that does not trigger adverse accounting treatment under ASC 718 or any successor thereto, as determined by the Committee, or (ii) the delivery of shares to the Corporation (including attestation) having a Fair Market Value equal to the amount of the tax withholding obligations related to the transaction. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. Delivery or withholding of fractional Shares shall not be permitted.

Article 20. Forfeiture

Except on or after a Change in Control or as otherwise provided in the applicable Award Agreement, and notwithstanding any other provisions in the Plan, in the event of:

(1) a serious breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Corporation or any securities laws violations including any violations under the Sarbanes-Oxley Act of 2002), or

(2) any activity of a Participant or former Participant in which the Participant or former Participant solicits or takes away customers or potential customers with whom the Participant or former Participant had contact with or responsibility for during the Participant’s or former Participant’s employment with the Corporation (individually and collectively referred to as “Misconduct”), the Committee shall (a) terminate any outstanding Award granted to the Participant, in whole or in part, whether or not vested, and (b) if such Misconduct occurs within three (3) years of the exercise or payment of an Award, require the Participant or former Participant to repay the Corporation any gain realized or payment received upon the exercise or payment of such Award (with such gain or repayment valued as of the date of exercise or payment), without regard to when such Misconduct is actually discovered by the Corporation. Such termination or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Shares or cash or a combination thereof (based upon the Fair Market Value of the Shares on the day prior to the repayment) and the Committee may provide for an offset of any future payments owed by the Corporation to such person if necessary to satisfy the repayment obligation. The determination of whether any Participant or former Participant has engaged in a serious breach of conduct or any prohibited solicitation shall be determined by the Committee in good faith and in its sole discretion.

Further, notwithstanding any provision of the Plan to the contrary, a Participant’s rights with respect to any Award shall be subordinated to any right the Corporation has to recover amounts under the Award under any agreement with the Participant or the Corporation’s Financial Restatement Recoupment Policy (“Financial Restatement Policy”), or successor or other clawback policy adopted consistent with the listing standards of The Nasdaq Stock Market, Section 10D of the Exchange Act, Rule 10D-1 of the Exchange Act, and any other applicable rules and regulations promulgated thereunder from time to time. In addition, if the Committee determines that a Participant (1) took unnecessary or excessive risk, (2) manipulated earnings, or (3) engaged in any misconduct described in the Huntington Bancshares Incorporated Recoupment Policy (the “Recoupment Policy”), the Committee shall terminate the Participant’s participation in this Plan and require repayment of any amount previously paid under this Plan in accordance with the terms of the Recoupment Policy, any other applicable policy of the Corporation, and any other applicable laws and regulations.

Article 21. Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation’s Charter or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

Article 22. Successors

All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Corporation, or a merger, consolidation, or otherwise.

Article 23. Unfunded Plan

The Plan shall be unfunded and the Corporation shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Awards under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. Except as provided herein, no such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

Article 24. Notification Under Code Section 83(B)

If the Participant, in connection with the exercise of any Option, or the grant of Shares from an Award of SARs, or Restricted Stock, desires to make the election permitted under Code Section 83(b) to include in such Participant’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Participant shall notify the Corporation of the desired election within ten (10) days before the filing of the notice of the election with the Internal Revenue Service in addition to any filing and notification required under regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Award or at any time thereafter before such an election being made, prohibit a Participant from making the election described above.

Article 25. Other Plans

Nothing in this Plan shall be construed as limiting the authority of the Committee, the Board of Directors, the Corporation, or any Subsidiary to establish any other compensation plan, or as in any way limiting its or their authority to pay bonuses or supplemental compensation to any persons employed by the Company or a Subsidiary, whether or not such person is a Participant in this Plan and regardless of how the amount of such compensation or bonus is determined.

Article 26. Legal Construction

26.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
26.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, but only if the intent of the Plan can be implemented without such severed provision.
26.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
26.4 GOVERNING LAW. In order to benefit Participants by establishing a uniform application of law with respect to the administration of the Plan, the Plan and all agreements hereunder shall be interpreted in accordance with Ohio law, except to the extent superseded by federal law and without regard to any choice of law provisions. Any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Plan, shall be brought in any court of the State of Ohio and of the United States for the Southern District of Ohio. The Corporation, each Participant, and any related parties irrevocably and unconditionally consent to the exclusive jurisdiction of such courts in any such litigation related to this Plan and any agreements hereunder, such parties irrevocably and unconditionally waive any objection that venue is improper or that such litigation has been brought in an inconvenient forum.
26.5 CODE SECTION 409A. Anything under the Plan or an Award Agreement to the contrary notwithstanding, to the extent applicable, it is intended that Awards under the Plan be administered, interpreted, and construed in a manner necessary to comply with Code Section 409A or, to the extent administratively practicable, an exception to Code Section 409A. An Award that provides for a “deferral of compensation” subject to Code Section 409A shall comply with the provisions of Code Section 409A, and the Plan and all applicable Awards shall be construed and applied in a manner consistent with this intent. In furtherance thereof, any amount constituting a “deferral of compensation” under Treasury Regulation Section 1.409A-1(b) that is payable to a Participant upon a Retirement or other termination of service will be payable only if such event qualifies as a separation from service of the Participant (within the meaning of Treasury Regulation Section 1.409A-1(h)). Further, any amount constituting a “deferral of compensation” under Treasury Regulation Section 1.409A-1(b) that is payable to a Participant upon the Participant’s separation from service (other than due to the Participant’s death), occurring while the Participant shall be a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i) and the Corporation’s Executive Deferred Compensation Plan (or any successor thereto)) of the Company or Subsidiary, shall not be paid until the earlier of (a) the date that is six months following such separation from service or (b) the date of the Participant’s death following such separation from service. The grant of Options and SARs shall be granted under terms and conditions consistent with Treasury Regulation Section 1.409A-1(b)(5) such that any such Award does not constitute a “deferral of compensation” under Code Section 409A. It is further intended that distribution events under an Award qualify as permissible distribution events for purposes of Code Section 409A or an applicable exception, and this Plan and Award Agreements shall be interpreted accordingly. Neither the Corporation nor any Participant may accelerate or delay payment, settlement, or exercise of any Award except to the extent permitted under Code Section 409A or an applicable exception.
26.6 NO LIABILITY WITH RESPECT TO ADVERSE TAX TREATMENT. Notwithstanding any provision of this Plan to the contrary, in no event shall the Corporation or any Subsidiary be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S., foreign, state, local, or other tax or withholding treatment or (ii) avoid adverse tax or withholding treatment under U.S., foreign, state, local, or other law, including, without limitation, Code Section 409A.